United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

INSPIREMD, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-2123838
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

321 Columbus Avenue, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Warrants, exercisable for one share of common stock	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-210760

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

InsireMD, Inc. (the “Registrant”) hereby incorporates by reference the description of its warrants to be registered hereunder contained under the heading “Description of Securities—Warrants Being Issued in this Offering” in the Registrant’s prospectus dated June 30, 2016, filed by the Registrant on July 1, 2016, with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (File No. 333-210760), as originally filed with the Commission on April 14, 2016, as subsequently amended.

Item 2. Exhibits.

See Index to Exhibits.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INSPIREMD, INC.

Date: July 26, 2016	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.	Warrant Agreement, dated as of July 7, 2016, between InspireMD, Inc. and Action Stock Transfer Corporation, as Warrant Agent, which includes the form of Warrant Certificate Stock as Exhibit A.

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